UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2011

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, AeroVironment, Inc. (the “Company”) is filing this Amendment to its Form 8-K originally filed on October 5, 2011, solely for the purpose of disclosing the Company’s decision on the frequency of future advisory votes on executive compensation.

Item 5.07(d). Submission of Matters to a Vote of Security Holders (Frequency of Future Advisory Votes on Executive Compensation)

As reported in the Company’s Form 8-K dated October 5, 2011, a plurality of the votes cast in the advisory vote on the frequency of future advisory votes on executive compensation were cast in favor of holding such an advisory vote every three years.

Specifically, there were 10,696,092 shares voted for a vote every three years, 143,012 shares voted for a vote every two years, 5,016,723 shares voted for a vote annually, 38,210 shares abstained, and there were 4,611,106 broker non-votes.

After considering this advisory vote by the shareholders, and in light of its recommendation that such an advisory vote be included in the Company’s proxy statement for, and voted upon by shareholders, at the meeting of shareholders every three years, the Board of Directors determined that advisory votes on executive compensation will be submitted to shareholders every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: December 2, 2011	By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman, President and Chief Executive Officer